Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Grey Wolf, Inc.:
We consent to the incorporation by reference in the registration statement (Nos. 333-6077, 333-14783, 333-20423, 333-36593, 333-39683, 333-86949, 333-40874, 333-106997, 333-113447, 333-114357, and 333-116905) on Forms S-3 and S-3/A and (Nos. 333-65049, 333-19027, 333-41334, 33-34590, 33-75338, 333-90888, and 333-120655) on Forms S-8 of Grey Wolf, Inc. of our reports dated March 1, 2006, with respect to the consolidated balance sheets of Grey Wolf, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Grey Wolf, Inc.
KPMG LLP
Houston, Texas
March 1, 2006